Exhibit 10.2
FORM A - STANDARD OPTION GRANT
NOTICE OF OPTION GRANT UNDER THE
WRIGHT MEDICAL GROUP N.V. 2017 EQUITY AND INCENTIVE PLAN

Wright Medical Group N.V., a public limited liability company organized under the laws of The Netherlands (the “Company”), pursuant to the Wright Medical Group N.V. 2017 Equity and Incentive Plan (as may be amended from time to time, the “Plan”), hereby grants to the individual named below, who shall be referred to as the “Participant”, a Non-Statutory Stock Option (the “Option”) to purchase from the Company that number of ordinary shares of the Company, par value €0.03 per share (the “Shares”), as indicated below at an exercise price per Share equal to the amount as indicated below (the “Exercise Price”). The Option is subject to all of the terms and conditions set forth in this Notice of Option Grant (the “Grant Notice”), the Option Award Agreement (the “Award Agreement”) attached hereto, any Addendum to the Award Agreement established pursuant to Section 8.11 of the Award Agreement (the “Addendum”), and the Plan, all of which are incorporated herein in their entirety. Capitalized terms not otherwise defined herein will have the meaning set forth in the Plan. This Option grant has been made as of the grant date indicated below, which shall be referred to as the “Grant Date”.

Grant ID:	[Insert Grant ID]

Participant:	[Insert Participant Name]

Grant Date:	[Insert Grant Date]

Total Number of Shares Subject to Option:	[Insert Number of Shares], subject to adjustment as provided in the Plan.

Exercise Price Per Share:	U.S. $[Insert Exercise Price], subject to adjustment as provided in the Plan.

Expiration Date:	No later than the ten (10) year anniversary of Grant Date, as provided in Section 3.2 of the Award Agreement.

Vesting Schedule:
Except as otherwise provided in Section 3 of the Award Agreement, the Participant’s right to exercise the Option shall vest, on a cumulative basis, over a four-year period and as follows: (1) 25% of the Shares subject to the Option shall vest on the one-year anniversary of the Grant Date (the “Vesting Commencement Date”), and (2) the remaining 75% of such Shares shall vest over a three-year period thereafter in 36 nearly as equal as possible monthly installments, beginning one month after the Vesting Commencement Date (each such vesting date, a “Scheduled Vesting Date”), provided the Participant remains continuously employed by or provides services to the Company or any Affiliate through the applicable Scheduled Vesting Date.

* * *
This grant will be null and void until the Participant expressly accepts the grant by executing this Grant Notice in the space provided below and returning the original execution copy to the Company or otherwise indicating affirmative acceptance of this grant electronically pursuant to procedures established by the Company and/or its third party administrator. The undersigned Participant acknowledges that he or she has received a copy of this Grant Notice, the Award Agreement, the Plan and the Plan Prospectus. As an express condition to this grant, the Participant agrees to be bound by the terms of this Grant Notice, the Award Agreement and the Plan. The Participant has read carefully and in its entirety the Award Agreement and specifically the acknowledgements in Section 8.15 thereof. This Grant Notice, the Award Agreement and the Plan set forth the entire agreement and understanding of the Company and the Participant with respect to the grant, vesting and administration of the Option award and supersede all prior agreements, arrangements, plans and understandings.

WRIGHT MEDICAL GROUP N.V.	PARTICIPANT

By: Robert J. Palmisano
Title: President and Chief Executive Officer

OPTION AWARD AGREEMENT

Pursuant to the Notice of Option Grant (the “Grant Notice”) to which this Option Award Agreement (this “Award Agreement”) is attached and which Grant Notice is included in and part of this Award Agreement, and subject to the terms of this Award Agreement and the Wright Medical Group N.V. 2017 Equity and Incentive Plan (as may be amended from time to time, the “Plan”), Wright Medical Group N.V., a public limited liability company organized under the laws of the Netherlands (the “Company”), and the Participant named in the Grant Notice (the “Participant”) agree as follows:
1.Incorporation of Plan; Definitions. The provisions of the Plan are hereby incorporated herein by reference. Except as otherwise expressly set forth herein, this Award Agreement will be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Award Agreement or in the Grant Notice will have the same meanings as set forth in the Plan. The provisions of this Award Agreement will be interpreted as to be consistent with the Plan and any ambiguities in this Award Agreement will be interpreted by reference to the Plan. In the event that any provision of this Award Agreement is not authorized by or is inconsistent with the terms of the Plan, the terms of the Plan will prevail. Pursuant to and in accordance with the terms of the Plan, the Committee will have final authority to interpret and construe the Plan and this Award Agreement and to make any and all determinations thereunder, and its decision will be final, binding and conclusive upon the Participant and his or her legal representatives in respect of any questions arising under the Plan or this Award Agreement; provided, however, that pursuant to the Plan the Committee will exercise such discretion reasonably and in good faith. A copy of the Plan and the Plan Prospectus have been delivered to the Participant together with this Award Agreement.

2.Grant of Option. The Company hereby grants to the Participant an Option to purchase from the Company that number of ordinary shares of the Company, par value €0.03 per share (collectively, the “Shares”) and at an exercise price per share equal to the amount as indicated in the Grant Notice (the “Exercise Price”), all subject to adjustment as provided in the Plan, and the terms, conditions and restrictions set forth below and in the Plan. The Option is not intended to satisfy the requirements of Section 422 of the Code and thus shall be a Non-Statutory Stock Option as that term is defined in the Plan.

3.Vesting and Exercisability of Option; Expiration of Option; Forfeiture.

3.1    Vesting and Exercisability of Option. Except as otherwise provided under this Award Agreement, the Participant’s right to exercise the Option shall vest in accordance with the Vesting Schedule set forth in the Grant Notice and as provided in Section 17 of the Plan.

3.2    Effect of Termination of Employment or Service.

(a)Unvested Portion of Option. If the Participant’s continuous employment or service relationship (including service as an Employee or as a Consultant) with the Company terminates for any reason whatsoever while any portion of the Option is unvested, then, except as provided in Section 17 of the Plan, immediately upon such termination of employment or service the unvested portion of the Option shall expire and shall have no further force or effect and be null and void; provided, however, that upon the termination of the Participant’s employment or service to the Company due to a Life Event (as defined below), the unvested portion of the Option shall vest immediately as to a pro rata percentage of the unvested portion of the Option scheduled to vest on the next Scheduled Vesting Date, with such proration based on the number of days during which the Participant was continuously employed by the Company or provided services to the Company or an Affiliate as a Consultant beginning on the Grant Date, or if a Scheduled Vesting Date has occurred, the most recent Scheduled Vesting Date, and ending on the next applicable Scheduled Vesting Date, multiplied by the number of Shares subject to the Option which were scheduled to vest on the next applicable Scheduled Vesting Date. For purposes of this Award Agreement, a “Life Event” shall mean the Participant’s death, Disability, or Qualified Retirement. For purposes of this Award Agreement, a “Qualified Retirement” shall occur upon the Participant’s voluntary termination of employment from the Company, provided that on the date of the Participant’s voluntary termination of employment, the Participant is sixty-five (65) years or older and the Participant has been continuously employed by the Company or has provided services to the Company or any Affiliate for five (5) or more years.

(b)Vested Portion of Option. The Participant’s right to exercise the vested portion of the Option shall expire no later than the ten (10) year anniversary of the Grant Date. However, if the Participant’s employment or service relationship with the Company terminates before the ten (10) year anniversary of the Grant Date, the Participant’s right to exercise the vested portion of the Option, except as otherwise provided in this Award Agreement or Section 17 of the Plan, shall expire and shall have no further force or effect and shall be null and void; provided, however, that if the exercise of the vested portion of the Option is prevented by the provisions of Section 19 of the Plan, the vested portion of the Option will remain exercisable until thirty (30) days after the date such exercise first would no longer be prevented by such provisions, but in any event no later than the expiration date of such Option:

(i)on the date the Participant’s employment or service relationship terminates if the Participant’s employment or service relationship terminates due to actions constituting Cause or Adverse Action;

(ii)on the one (1) year anniversary of the date the Participant’s employment or service relationship terminates as a result of the Participant’s death or Disability; or

(iii)at the end of the three (3) month period which starts on the date the Participant’s employment or service relationship terminates if the Participant’s employment or service relationship terminates other than (1) due to actions constituting Cause or Adverse Action or (2) as a result of the Participant’s death or Disability.

3.3    Special Vesting and Option Expiration Rules.

(a)    Sale of Business Unit. The Committee, in connection with the sale of any Affiliate that employs the Participant, division or other business unit of the Company, may, within the Committee’s discretion, take any or all of the following actions if the Option or the rights under the Option will be adversely affected by such transaction:

(i)    accelerate the time the Participant’s right to exercise the Option will vest under Section 3.1;

(ii)    provide for vesting after such sale or other disposition; or

(iii)    extend the time at which the Option will expire (but not beyond the ten (10) year anniversary of the Grant Date).

(b)    Change in Control. If there is a Change in Control, the Option shall be subject to the vesting and other provisions of Section 17 of the Plan with respect to such Change in Control.

(c)Affiliates. For purposes of this Award Agreement, any reference to the Company shall include any Affiliate that employs the Participant (to the extent the Participant is not employed by the Company), and a transfer of the Participant’s employment or service relationship between the Company and any Affiliate of the Company or between any Affiliates of the Company shall not be treated as a termination of employment or service relationship under the Plan or this Award Agreement.

(d)Termination of Employment or Service Relationship. For purposes of this Award Agreement:

(i)if the Participant’s employment with the Company terminates while a portion of the Option is unvested but the Participant at such time then becomes a Consultant, the Participant shall continue to vest in the unvested portion of the Option pursuant to Section 3.1 so long as the Participant continues to provide services to the Company or an Affiliate as a Consultant;

(ii)if the Participant’s employment with the Company terminates but the Participant at such time then becomes a Consultant, the termination of the Participant’s employment shall not result in the expiration of the Option under Section 3.2(a) or 3.2(b); provided, however, that the Participant’s right to exercise the vested portion of the Option shall expire no later than the ten (10) year anniversary of the Grant Date; and

(iii)except in instances where the Participant becomes a Consultant as provided in clauses (i) and (ii) above, the Participant’s employment termination date shall mean the last day that the Participant actively performs services in an employer-employee relationship for the Company, without regard to the reason for the Participant’s cessation of service and without regard to any advance notice period as may be otherwise provided under local law.

3.4    Effect of Actions Constituting Cause or Adverse Action. If the Participant is determined by the Committee, acting in its discretion, to have taken any action that would constitute Cause or an Adverse Action during or within one (1) year after the termination of the Participant’s employment or other service with the Company, irrespective of whether such action or the Committee’s determination occurs before or after termination of the Participant’s employment or other service with the Company and irrespective of whether or not the Participant was terminated as a result of such Cause or Adverse Action, (a) all rights of the Participant under this Award Agreement, whether vested or unvested, shall terminate and be forfeited without notice of any kind, and (b) the Committee in its discretion shall have the authority to rescind the exercise, vesting or issuance of, or payment in respect of, the Option and to require the Participant to pay to the Company, within ten (10) days of receipt from the Company of notice of such rescission, any amount received or the amount of any gain realized as a result of such rescinded exercise, vesting, issuance or payment (including any dividends paid or other distributions made with respect to any Shares subject to the Option). The Company may defer the exercise of the Option for a period of up to six (6) months after receipt of the Participant’s written notice of exercise in order for the Committee to make any determination as to the existence of such Cause or an Adverse Action. This Section 3.4 shall not apply following a Change in Control.

3.5    Forfeiture or Clawback of Option Under Applicable Law and Company Policy. The Option and the Shares issuable pursuant to the Option are subject to forfeiture or clawback by the Company to the extent required and allowed by Applicable Law, including the Sarbanes Oxley Act of 2002, and any implementing rules and regulations promulgated thereunder, and pursuant to any forfeiture, recoupment, clawback or similar policy of the Company, as such laws, rules, regulations and policy may be in effect from time to time. By accepting the Option under this Award Agreement, the Participant agrees and consents to the Company’s application, implementation and enforcement of (a) any clawback / recoupment policy and (b) any provision of Applicable Law relating to the cancellation, recoupment, rescission or payback of compensation and expressly agrees that the Company may take such actions as are necessary to effectuate the recoupment policy (as applicable to the Participant) or Applicable Law without further consent or action being required by the Participant. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired under the Plan to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company. To the extent that the terms of this Award Agreement and the clawback / recoupment policy conflict, the terms of the clawback / recoupment policy shall prevail.

4.Method of Exercise of Option.

4.1    General Rule. The Participant may exercise the Option in whole or in part (to the extent the Option is otherwise exercisable under Section 3 with respect to vested Shares) only in accordance with the rules and procedures established from time to time by the Company for the exercise of an Option. The Exercise Price shall be paid at exercise in cash (including check, bank draft or money order); provided, however, that the Committee, in its discretion, may allow such payments to be made, in whole or in part, (a) by a “net exercise” of the Option (as further described below); (b) through cashless exercise procedure which is effected by an unrelated broker through a sale of Shares in the open market; or (c) by a combination of such methods. In the case of a “net exercise” of the Option, the Participant shall receive the number of Shares underlying the Option (or portion thereof so exercised) reduced by the number of Shares equal to the aggregate Exercise Price of the Option (or portion thereof so exercised) divided by the Fair Market Value on the date of exercise (the “Reduced Shares”). In the event of a “net exercise” of the Option, the Option (or portion thereof so exercised) to purchase the Reduced Shares shall be settled in exchange for the right to receive an amount (the “Redemption Amount”) equal to the Fair Market Value of the Reduced Shares on the date of exercise. The Redemption Amount payable to the Participant shall automatically be offset by the Company against the amount the Participant is required to pay to exercise the Option (or portion thereof so exercised). Thereafter, the Participant shall receive the number of Shares as reduced by the Reduced Shares. Shares shall no longer be outstanding under the Option (and shall thereafter not be exercisable) following the exercise of the Option (or portion thereof so exercised) to the extent of (i) Shares cancelled to pay the Exercise Price of the Option under the “net exercise,” (ii) Shares actually delivered to the Participant as a result of such exercise and (iii) any Shares withheld for purposes of tax withholding.

4.2    Exceptions. Except as otherwise provided in this Award Agreement, if the Participant resides in a country (or is employed in a country, if different) where the local foreign exchange rules and regulations either preclude the remittance of currency out of the country for purposes of paying the Exercise Price, or requires the Company and/or the Participant to secure any legal or regulatory approvals, complete any legal or regulatory filings, or undertake any additional steps for remitting currency out of the country, the Company may restrict the method of exercise to a form of cashless exercise or such other form(s) of exercise (as it determines in its discretion).

4.3    Delivery and Other Laws. The Company shall deliver appropriate and proper evidence of ownership of any Shares purchased pursuant to the exercise of the Option as soon as practicable after such exercise to the extent such delivery is then permissible under Applicable Law, and such delivery shall discharge the Company of all of its duties and responsibilities with respect to the Option.

4.4    Fractional Shares. The Participant’s right to exercise the Option shall not include a right to exercise the Option to purchase a fractional Share. If the Participant exercises the Option on any date when the Option includes a fractional Share, the Participant’s exercise right shall be rounded down to the nearest whole Share and the fractional Share shall be carried forward until that fractional Share together with any other fractional Shares can be combined to equal a whole Share or the Option expires.

4.5    Compliance with Applicable Law. As a condition of the grant of the Option, the Participant agrees to repatriate all payments attributable to the Option in accordance with local foreign exchange rules and regulations in the Participant’s country of residence (and country of employment, if different). In addition, the Participant agrees to take any and all actions, and consents to any and all actions taken by the Company and its Affiliates, as may be required to allow the Company and its Affiliates to comply with local Applicable Law in the Participant’s country of residence (and country of employment, if different). Finally, the Participant agrees to take any and all actions that may be required to comply with his or her personal legal and tax obligations under local Applicable Law in the Participant’s country of residence (and country of employment, if different).

5.Income Tax and Social Insurance Contributions Withholding.

5.1    Responsibility for Tax-Related Items. Regardless of any action the Company takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company: (a) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, and the exercise of the Option; and (b) does not commit to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items. If the Participant becomes subject to taxation in more than one country between the Grant Date and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one country.

5.2    Manner of Withholding for Tax-Related Items. Prior to the delivery of Shares upon the exercise of the Option, if the Participant’s country of residence (and the country of employment, if different) requires withholding of Tax-Related Items, the Company: (a) shall withhold a sufficient number of whole Shares otherwise issuable upon the exercise of the Option that have an aggregate Fair Market Value sufficient to pay the minimum (or if the Participant consents, up to the maximum) Tax-Related Items required to be withheld (in which case, the cash equivalent of such withheld Shares shall be used to settle the withholding obligation); or (b) shall withhold an amount from the Participant’s regular salary and/or wages, or from any other amounts payable to the Participant. When withholding Shares for taxes is effected under this Award Agreement and the Plan, it will be withheld only up to an amount based on minimum, or if the Participant consents maximum, statutory tax rates in the Participant’s applicable tax jurisdiction or such other rate that will not trigger a negative accounting impact on the Company. In cases where Shares are withheld and the Fair Market Value of the number of whole Shares withheld is greater than the minimum (or if the Participant consents, up to the maximum) Tax-Related Items required to be withheld, the Company shall make a cash payment to the Participant equal to the difference as soon as administratively practicable. In the event the withholding requirements are not satisfied through the withholding of Shares or through the Participant’s regular salary and/or wages or other amounts payable to the Participant, no Shares will be issued to the Participant unless and until satisfactory arrangements (as determined by the Committee) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company determines, in its discretion, must be withheld or collected with respect to the Option. By accepting the grant of the Option, the Participant expressly consents to the withholding of Shares and/or the withholding of amounts from the Participant’s regular salary and/or wages, or other amounts payable to the Participant, as provided for hereunder. All other Tax-Related Items related to the Option and any Shares acquired pursuant to the exercise of the Option is the Participant’s sole responsibility.

6.Non-Transferable. The Option may not be assigned, transferred, pledged or hypothecated in any manner other than (a) by will or the laws of descent or distribution or (b) to a “family member,” “trust” or “foundation” as provided in Section 18.4(c) of the Plan. The person or persons, if any, to whom the Option is transferred shall be treated after the Participant’s death the same as the Participant under this Award Agreement.

7.Data Privacy Consent. Pursuant to applicable personal data protection laws, the Company hereby notifies the Participant of the following in relation to the Participant’s personal data and the collection, use, processing and transfer of such data in relation to the Company’s award of the Option and the Participant’s participation in the Plan. The collection, use, processing and transfer of the Participant’s personal data is necessary for the Company’s administration of the Plan and the Participant’s participation in the Plan. The Participant’s denial and/or objection to the collection, use, processing and transfer of personal data may affect the Participant’s participation in the Plan. As such, the Participant voluntarily acknowledges and consents (where required under Applicable Law) to the collection, use, processing and transfer of personal data as described herein.

The Company holds certain personal information about the Participant, including the Participant’s name, home address, email address and telephone number, date of birth, social security number, passport number or other employee identification number, salary, nationality, job title, any Shares or directorships held in the Company, details of all equity awards or any other entitlement to Shares awarded, canceled, purchased, vested, unvested or outstanding in the Participant’s favor, for the purpose of managing and administering the Plan (the “Data”). The Data may be provided by the Participant or collected, where lawful, from third parties, and the Company will process the Data for the exclusive purpose of implementing, administering and managing Participant’s participation in the Plan. The Data processing will take place through electronic and non-electronic means according to logics and procedures strictly correlated to the purposes for which Data are collected and with confidentiality and security provisions as set forth by Applicable Laws and regulations in the Participant’s country of residence (and country of employment, if different). Data processing operations will be performed minimizing the use of personal and identification data when such operations are unnecessary for the processing purposes sought. The Data will be accessible within the Company’s organization only by those persons requiring access for purposes of the implementation, administration and operation of the Plan and for the Participant’s participation in the Plan.
The Company will transfer the Data as necessary for the purpose of implementation, administration and management of the Participant’s participation in the Plan, and the Company may further transfer the Data to any third parties assisting the Company in the implementation, administration and management of the Plan. These recipients may be located in the European Economic Area, or elsewhere throughout the world, such as the United States of America (“U.S.A.”). The Participant hereby authorizes (where required under Applicable Law) them to receive, possess, use, retain and transfer the Data, in electronic or other form, for purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf to a broker or other third party with whom the Participant may elect to deposit any Shares acquired pursuant to the Plan.
The Participant may, at any time, exercise his or her rights provided under applicable personal data protection laws, which may include the right to (a) obtain confirmation as to the existence of the Data, (b) verify the content, origin and accuracy of the Data, (c) request the integration, update, amendment, deletion, or blockage (for breach of Applicable Laws) of the Data, and (d) to oppose, for legal reasons, the collection, use, processing or transfer of the Data which is not necessary or required for the implementation, administration and/or operation of the Plan and the Participant’s participation in the Plan. The Participant may seek to exercise these rights by contacting the Participant’s local Human Resources manager or the Company’s Human Resources Department.

8.	Miscellaneous.

8.1    No Right to Continue Employment or Service. Neither the Plan, the Option, nor any related material shall give the Participant the right to continue in employment by or perform services to the Company or any Affiliate or shall adversely affect the right of the Company or any Affiliate to terminate the Participant’s employment or service relationship with the Company or any Affiliate with or without Cause at any time.

8.2    Shareholder Status. The Participant shall have no rights as a shareholder of the Company with respect to any Shares under the Option until such Shares have been duly issued and delivered to the Participant, and no adjustment shall be made for dividends of any kind or description whatsoever or for distributions of rights of any kind or description whatsoever respecting such Shares except as expressly set forth in the Plan.

8.3    Governing Law; Mandatory Jurisdiction. Except to the extent expressly provided herein or in connection with other matters of corporate governance and authority (all of which will be governed by the laws of the Company’s jurisdiction of incorporation), the validity, construction, interpretation, administration and effect of this Award Agreement and the Plan and any rules, regulations and actions relating to this Award Agreement will be governed by and construed exclusively in accordance with the laws of the State of Delaware, U.S.A., notwithstanding the conflicts of laws principles of any jurisdictions. For purposes of litigating any dispute that arises under the Option or this Award Agreement, the Company and the Participant hereby irrevocably submit to the jurisdiction and venue of the Federal or State courts of the States of Tennessee and Delaware, U.S.A., relative to any and all disputes, issues and/or claims that may arise out of or relate to the Option or this Award Agreement. The Company and the Participant further agree that any and all such disputes, issues and/or claims arising out of or related to the Option or this Award Agreement will be brought and decided in the Federal or State courts of the States of Tennessee or Delaware, U.S.A., with such jurisdiction and venue selected by and at the discretion of the Company.

8.4    Binding Effect. This Award Agreement shall be binding upon the Company and the Participant and their respective heirs, executors, administrators and successors.

8.5    Severability; EU Age Discrimination Rules. Wherever possible, each provision of this Award Agreement will be interpreted so that it is valid under Applicable Law. If any provision of this Award Agreement is to any extent invalid under Applicable Law, that provision will still be effective to the extent it remains valid. The remainder of this Award Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions. If the Participant is a local national of and is employed in a country that is a member of the European Union, the award of the Option and this Award Agreement are intended to comply with the age discrimination provisions of the EU Equal Treatment Framework Directive, as implemented into local law (the “Age Discrimination Rules”). To the extent that a court or tribunal of competent jurisdiction determines that any provision of this Award Agreement is invalid or unenforceable, in whole or in part, under the Age Discrimination Rules, the

Company, in its discretion, shall have the power and authority to revise or strike such provision to the minimum extent necessary to make it valid and enforceable to the full extent permitted under Applicable Law.

8.6    Investment Representation. The Participant hereby represents and covenants that (a) any Shares acquired upon the exercise of the Option will be acquired for investment and not with a view to the distribution thereof within the meaning of the United States Securities Act of 1933, as amended (the “Securities Act”) or any similar law, unless such acquisition has been registered under the Securities Act and any applicable state and foreign securities laws; (b) any subsequent sale of any such Shares will be made either pursuant to an effective registration statement under the Securities Act and any applicable state or foreign securities laws, or pursuant to an exemption from registration under the Securities Act and such state or foreign securities laws; and (c) if requested by the Company, the Participant will submit a written statement, in form satisfactory to the Company, to the effect that such representation (x) is true and correct as of the date of exercise of the Option hereunder or (y) is true and correct as of the date of any sale of any such Share, as applicable. As a further condition precedent to the exercise of the Option and the delivery to the Participant of any Shares subject to the Option, the Participant will comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Shares and, in connection therewith, will execute any documents which the Company will in its discretion deem necessary or advisable.

8.7    Private Placement. If the Participant is resident and/or employed outside of the U.S.A., the award of the Option is not intended to be a public offering of securities in the Participant’s country of residence (and country of employment, if different). The Company has not submitted any registration statement, prospectus or other filing with the local securities authorities (unless otherwise required under local law), and the Option is not subject to the supervision of the local securities authorities. No Company Employee or representative is permitted to advise the Participant on whether the Participant should purchase Shares under the Plan. Investment in Shares involves a degree of risk. Before deciding to purchase Shares pursuant to the Option, the Participant should carefully consider all risk factors relevant to the acquisition of Shares under the Plan and should carefully review all of the materials related to the Option and the Plan. In addition, the Participant should consult with his or her personal investment advisor for professional investment advice.

8.8    Insider Trading/Market Abuse Laws. The Participant’s country of residence may have insider trading and/or market abuse laws that may affect the Participant’s ability to acquire or sell Shares under the Plan during such times the Participant is considered to have “inside information” (as defined in the laws in the Participant’s country of residence). These laws may be the same or different from any Company insider trading policy. The Participant acknowledges that it is the Participant’s responsibility to be informed of and compliant with such regulations, and the Participant is advised to consult with the Participant’s personal advisors for additional information.

8.9    Electronic Delivery. The Company may, in its discretion, decide to deliver any documents related to the Option granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

8.10    English Language. If the Participant is resident and/or employed outside of the U.S.A., the Participant acknowledges and agrees that it is the Participant’s express intent that this Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Participant has received this Award Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different from the English version, the meaning of the English version shall control

8.11    Addendum. Notwithstanding any provisions of this Award Agreement to the contrary, the Option shall be subject to any special terms and conditions for the Participant’s country of residence (and country of employment, if different), as are forth in an applicable Addendum to this Award Agreement. Further, if the Participant transfers residence and/or employment to another country reflected in an Addendum to this Award Agreement, the special terms and conditions for such country will apply to the Participant to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules, and regulations or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer). Any applicable Addendum shall constitute part of this Award Agreement.

8.12    Headings and Sections. The headings contained in this Award Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Award Agreement. All references to sections herein shall be to sections of this Award Agreement unless otherwise expressly stated as part of such reference.

8.13    Additional Requirements. The Company reserves the right to impose other requirements on the Option, any payment made pursuant to the Option, and the Participant’s participation in the Plan, to the extent the Company determines, in its discretion, that such other requirements are necessary or advisable in order to comply with local Applicable Law or to facilitate the operation and administration of the Option and the Plan. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

8.14    Non-Negotiable Terms. The terms of the Option and this Award Agreement are not negotiable, but the Participant may refuse to accept the Option and this Award Agreement by notifying the Company’s Senior Vice President, General Counsel and Secretary or Senior Vice President, Human Resources in writing within thirty (30) days after the Grant Date set forth in the Grant Notice.

8.15    Nature of the Grant. In accepting the Option, the Participant hereby acknowledges that:

(a)The Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended or terminated by the Company in its discretion at any time, unless otherwise provided in the Plan or this Award Agreement.

(b)The grant of the Option is voluntary and occasional and does not create any contractual or other right to receive future awards of Options, or benefits in lieu of Options, even if Options have been granted repeatedly in the past.
(c)All decisions with respect to future Option award grants, if any, will be at the discretion of the Company.

(d)The Participant is voluntarily participating in the Plan.

(e)The award of the Option is not part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company or any Affiliate.

(f)In the event the Participant is not an Employee, the award of the Option or this Award Agreement will not be interpreted to form an employment contract or relationship with the Company or any Affiliate.

(g)The future value of the Shares subject to the Option is unknown and cannot be predicted with certainty; if the Participant exercises the Option and acquires Shares, the value of those Shares may increase or decrease in value, even below the Exercise Price.

(h)Neither the Company, nor any Affiliate of the Company shall be liable for any foreign exchange rate fluctuation between the local currency of the Participant’s country of residence and the U.S. dollar that may affect the value of the Option or of any amounts due to the Participant pursuant to the settlement of the Option or the subsequent sale of any Shares acquired upon settlement of the Option.

(i)In consideration of the grant of the Option, no claim or entitlement to compensation or damages shall arise from termination of the Option or diminution in value of the Option or Shares acquired upon exercisability of the Option resulting from termination of employment by the Company (for any reason whatsoever and whether or not in breach of applicable labor laws) and the Participant hereby irrevocably releases the Company and its Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by acceptance of the Option, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim.

(j)In the event of termination of the Participant’s employment with the Company (whether or not in breach of local labor laws), the Participant’s right to receive the Option and vest in the Option under the Plan, if any, will terminate effective as of the date of termination of his or her active employment as determined in the discretion of the Committee, except as otherwise provided in this Award Agreement or Section 17 of the Plan, and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Affiliate or mandated under local law; furthermore, in the event of termination of the Participant’s employment (regardless of any contractual or local law requirements), his or her right to vest in the Option after such termination, if any, will be measured by the date of termination of his or her active employment and will not be extended by any notice of termination of employment or severance period provided to the Participant by contract or practice of the Company or any Affiliate or mandated under local law; the Committee will have the discretion to determine the date of termination of the Participant’s active employment for purposes of the Option.

(k)Neither the Company nor any Affiliate is providing any tax, legal or financial advice, nor is the Company or any Affiliate making any recommendations regarding the Participant’s participation in the Plan, acceptance of the Option, acquisition of Shares upon exercisability of the Option or any sale of such Shares.

(l)The Participant has been advised to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan or the Option.

* * * * *

WRIGHT MEDICAL GROUP N.V.
2017 EQUITY AND INCENTIVE PLAN
ADDENDUM TO
OPTION AWARD AGREEMENT

In addition to the provisions of the Wright Medical Group N.V. 2017 Equity and Incentive Plan (as such plan may be amended from time to time, the “Plan”), and the Option Award Agreement (the “Award Agreement”), the Option is subject to the following additional terms and conditions as set forth in this addendum to the Award Agreement to the extent the Participant resides and/or is employed in one of the countries addressed herein (the “Addendum”). All defined terms as contained in this Addendum shall have the same meaning as set forth in the Plan and the Award Agreement. To the extent the Participant transfers residence and/or employment to another country, the special terms and conditions for such country as reflected in this Addendum (if any) will apply to the Participant to the extent the Company determines, in its discretion, that the application of such terms and conditions is necessary or advisable in order to comply with local laws, rules and regulations, or to facilitate the operation and administration of the Option and the Plan (or the Company may establish alternative terms and conditions as may be necessary or advisable to accommodate the Participant’s transfer).
AUSTRALIA
1.    Compliance with Law. Notwithstanding anything to the contrary in the Award Agreement or the Plan, the Participant will not be entitled to, and shall not claim any benefit (including without limitation a legal right) under the Plan if the provision of such benefit would give rise to a breach of Part 2D.2 of the Corporations Act 2001 (Cth) (the “Act”), any other provision of the Act, or any other applicable statute, rule or regulation which limits or restricts the giving of such benefits. Further, the Company’s Affiliate in Australia is under no obligation to seek or obtain the approval of its shareholders for the purpose of overcoming any such limitation or restriction.
BELGIUM
1.     Acceptance of the Option. In order for the Option to be subject to taxation at the time of grant (more specifically, on the 60th day after the offer date), the Participant must affirmatively accept the Option in writing within 60 days after the offer date by signing below and returning this original executed Addendum to: Greg Morrison, Senior Vice President, Human Resources, Wright Medical Group N.V., 1023 Cherry Road, Memphis, TN 38117.
The Participant acknowledges that he/she has been encouraged to discuss this matter with a financial and/or tax advisor and that this decision is made in full knowledge.
Participant Signature:        _______________________________
Participant Printed Name:        _______________________________
Date of Acceptance:        _______________________________
If the Participant fails to affirmatively accept the Option in writing within 60 days after the offer date, the Option will not be subject to taxation at the time of grant (more specifically, on the 60th day after the offer date) but instead will be subject to taxation on the date the Participant exercises the Option (or such other treatment as may apply under Belgian tax law at the time of exercise).
2.     Undertaking for Qualifying Option. If the Participant is accepting the Option in writing within 60 days after the offer date and wishes to have the Option subject to a lower valuation for Belgium tax purposes pursuant to the article 43, §6 of the Belgian law of 26 March 1999, the Participant may agree and undertake to (a) not exercise the Option before the end of the third calendar year following the calendar year in which the offer date falls, and (b) not transfer the Option under any circumstances (except upon on rights the Participant’s heir might have in the Option upon the Participant’s death). If the Participant wishes to make this undertaking, the Participant must sign below and return this executed Addendum to the address listed above.
Participant Signature:        _______________________________
Participant Printed Name:        _______________________________

BRAZIL
1.    Commercial Relationship. The Participant expressly recognizes that the Participant’s participation in the Plan and the Company’s grant of the Option does not constitute an employment relationship between the Participant and the Company. The Participant has been granted the Option as a consequence of the commercial relationship between the Company and the Affiliate in Brazil that employs the Participant (to the extent the Participant is not employed by the Company), and the Affiliate in Brazil is the Participant’s sole employer (to the extent the Participant is not employed by the Company). Based on the foregoing, (a) the Participant expressly recognizes the Plan and the benefits the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Affiliate in Brazil, (b) the Plan and the benefits the Participant may derive from participation in the Plan are not part of the employment conditions and/or benefits provided by the Affiliate in Brazil, and (c) any modifications or amendments of the Plan by the Company, or a termination of the Plan by the Company, shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Affiliate in Brazil, if any.

2.    Extraordinary Item of Compensation. The Participant expressly recognizes and acknowledges that the Participant’s participation in the Plan is a result of the discretionary and unilateral decision of the Company, as well as the Participant’s free and voluntary decision to participate in the Plan in accord with the terms and conditions of the Plan, the Award Agreement, and this Addendum. As such, the Participant acknowledges and agrees that the Company may, in its discretion, amend and/or discontinue the Participant’s participation in the Plan at any time and without any liability. The value of the Option is an extraordinary item of compensation outside the scope of the Participant’s employment contract, if any. The Option is not part of the Participant’s regular or expected compensation for purposes of calculating any severance, resignation, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits, or any similar payments, which are the exclusive obligations of the Affiliate in Brazil.

3.    Compliance with Law. By accepting the Option, the Participant acknowledges and agrees to comply with applicable Brazilian laws and to pay any and all applicable taxes associated with the exercise of the Option, the issuance and/or sale of Shares acquired under the Plan and the receipt of any dividends.

BY SIGNING BELOW, PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE GRANT NOTICE, THE AWARD AGREEMENT, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date

IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO THE LOCAL HR DEPARTMENT OF WRIGHT AS SOON AS REASONABLY POSSIBLE BUT NO LATER THAN 10 DAYS AFTER THE GRANT DATE.

CANADA
1.    No Exercise by Using Previously Owned Shares. Notwithstanding any provision in the Award Agreement or the Plan to the contrary, if the Participant is resident in Canada, the Participant may not pay the Exercise Price by tendering Shares already owned by the Participant.
2.    Effective Date of Termination. Notwithstanding any language to the contrary set forth in the Award Agreement, for purposes of vesting and any post-termination exercise period under the Option, the Participant’s employment will be considered terminated the date that the Participant is no longer actively providing services (unless the Participant is on a leave of absence approved by the Company), regardless of any notice period or period of pay in lieu of such notice required under applicable statutory law, regulatory law and/or common law; the Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Option.

The following provisions apply to any Participant residing in Quebec:
3.     Consent to English Language. The parties acknowledge that it is their express wish that the Award Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.
Les parties reconnaissent avoir exigé la redaction en anglais de cette convention (“Agreement”), ainsi que de tous documents exécutés, avis donnés et procedures judiciaries intentées, directement ou indirectement, relativement à la présente convention.
4.     Personal Data. The following provision supplements Section 7 (“Data Privacy Consent”) of the Award Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or non-professional, involved in the administration and operation of the Participant’s Option and participation in the Plan. The Participant further authorizes the Company, any Affiliate, the Committee and any other third-party stock plan service provider engaged by the Company, to disclose and discuss the Participant’s Option and participation in the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file.
DENMARK
1.    Treatment of Option upon Termination of Employment. Notwithstanding any provision in the Award Agreement or the Plan to the contrary, unless the Participant is a member of registered management who is not considered a salaried employee, the treatment of the Option upon a termination of employment or service which is not a result of death shall be governed by Sections 4 and 5 of the Danish Act on Stock Option in Employment Relations (the “Stock Option Act”). However, if the provisions in the Award Agreement or the Plan governing the treatment of the Option upon a termination of employment or service are more favorable, then the provisions of the Award Agreement or the Plan shall govern. In addition, the Participant acknowledges having received an Employer Information Statement (translated into Danish) addressing the Option grant, as required by the Stock Option Act.
FRANCE
1.    Nature of the Award. The Option is not granted under the French specific regime provided by Articles L225-177-1 and seq. of the French commercial code.
2.    English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that the Award Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the Option, be drawn up in English. If the Participant has received the Award Agreement, the Plan or any other documents related to the Option translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version will control.
Le Bénéficiaire reconnaît et accepte que c’est son intention expresse que les Termes et Conditions, le Plan et tous autres documents exécutés, avis donnés et procédures judiciaires intentées dans le cadre de à l’Option soient rédigés en anglais. Si le Bénéficiaire a reçu les Termes et Conditions, le Plan ou tous autres documents relatifs à l’Option dans une autre langue que l’anglais et si le sens de la version traduite est différent de la version anglaise, la version anglaise prévaudra.

BY SIGNING BELOW, PARTICIPANT ACKNOWLEDGES, UNDERSTANDS AND AGREES TO THE PROVISIONS OF THE GRANT NOTICE, THE AWARD AGREEMENT, THE PLAN AND THIS ADDENDUM.

__________________________________
Signature

__________________________________
Printed Name

_____________________
Date
IMPORTANT NOTE: THIS ADDENDUM MUST BE SIGNED AND RETURNED TO THE LOCAL HR DEPARTMENT OF WRIGHT AS SOON AS REASONABLY POSSIBLE BUT NO LATER THAN 10 DAYS AFTER THE GRANT DATE.
HONG KONG
1.    IMPORTANT NOTICE. WARNING: The contents of the Award Agreement, the Addendum, the Plan, and all other materials pertaining to the Option and/or the Plan have not been reviewed by any regulatory authority in Hong Kong. The Participant is hereby advised to exercise caution in relation to the offer thereunder. If the Participant has any doubts about any of the contents of the aforesaid materials, the Participant should obtain independent professional advice. The Option and any Shares issued thereunder do not constitute a public offering of securities under Hong Kong law and are available only to employees of the Company and its Affiliates. The Award Agreement, including this Addendum, the Plan and other incidental communication materials have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under the applicable securities legislation in Hong Kong. The Option and any documentation related thereto are intended solely for the personal use of each employee of the Company, or an Affiliate and may not be distributed to any other person.
2.    Nature of the Plan. The Company specifically intends that the Plan will not be treated as an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance (“ORSO”). To the extent any court, tribunal or legal/regulatory body in Hong Kong determines that the Plan constitutes an occupational retirement scheme for the purposes of ORSO, the grant of the Option shall be null and void.
3.    Wages. The Option and the Shares subject to the Option do not form part of the Participant’s wages for the purposes of calculating any statutory or contractual payments under Hong Kong law.
ITALY
1.    Mandatory Cashless Exercise. Notwithstanding anything in Section 3(a) of the Award Agreement to the contrary, the Participant may exercise the Option only by means of a cashless “sell-all” exercise unless the amendments to the Italian Financial Services Act, which became effective 13 November 2012, permit the acquisition of Shares pursuant to the exercise of the Option without the involvement of an authorized financial intermediary in Italy (in which case, the Participant may utilize any method of exercise permitted under the Award Agreement). Under a cashless “sell all” exercise, all of the Shares issuable upon exercise of the Option will be sold and the sales proceeds (net from the payment of the Exercise Price and any taxes and social insurance contributions that are required to be withheld pursuant to Section 5 of the Award Agreement) will be paid to the Participant in cash.
2.    Acknowledgment of Plan Document, Plan Provisions. In accepting the Option, the Participant acknowledges that a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Award Agreement, including this Addendum, in their entirety and fully understands and accepts all provisions of the Plan, the Award Agreement and the Addendum. The Participant further acknowledges that the Participant has read and expressly acknowledges and approves the following provisions in the Award Agreement: Section 3 (“Vesting and Exercisability of Options; Expiration of Option; Forfeiture”); Section 4 (“Income Tax and Social Insurance Contributions Withholding”); and Section 8.15 (“Nature of Award”).

NETHERLANDS
1.    Waiver of Termination Rights. As a condition to the grant of the Option, the Participant hereby waives any and all rights to compensation or damages as a result of the termination of the Participant’s employment with the Company or any reason whatsoever, insofar as those rights result or may result from (a) the loss or diminution in value of such rights or entitlements under the Plan, or (b) the Participant ceasing to have rights under, or ceasing to be entitled to any awards under the Plan as a result of such termination.
SWEDEN
1.    Withholding of Tax-Related Items. Notwithstanding anything in Section 5 of the Award Agreement to the contrary, if the Participant is a local national of Sweden, any Tax-Related Items shall be withheld only in cash from the Participant’s regular salary/wages or other amounts payable to the Participant in cash, or such other withholding methods as may be permitted under the Plan and allowed under Applicable Law.
SWITZERLAND
1.    Securities Law Notification. The Option is not intended to be publicly offered in or from Switzerland. Because the offer of the Option is considered a private offering, it is not subject to registration in Switzerland. Neither this document nor any other materials relating to the Option (a) constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, (b) may be publicly distributed or otherwise made publicly available in Switzerland or (c) has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Market Supervisory Authority (FINMA)).
UNITED ARAB EMIRATES
1.    Securities Law Notification. Participation in the Plan is being offered only to eligible individuals and is in the nature of providing equity incentives to employees in the United Arab Emirates. The Plan and the Award Agreement are intended for distribution only to such eligible individuals and must not be delivered to, or relied on by, any other person. Prospective purchasers of the securities offered should conduct their own due diligence on the securities. If the Participant does not understand the contents of the Plan or the Award Agreement, the Participant should consult an authorized financial adviser.
The Emirates Securities and Commodities Authority has no responsibility for reviewing or verifying any documents in connection with the Plan. Neither the Ministry of Economy nor the Dubai Department of Economic Development have approved the Plan or the Award Agreement nor taken steps to verify the information set out therein, and have no responsibility for such documents.
UNITED KINGDOM
1.    Income Tax and Social Insurance Contribution Withholding. The following provisions shall replace Section 5 of the Award Agreement:
(a)    Regardless of any action the Company takes with respect to any or all income tax and primary Class 1 National Insurance contributions, payroll tax or other tax-related withholding attributable to or payable in connection with or pursuant to the grant, vesting or exercise of the Option, or the release or assignment of the Option for consideration, or the receipt of any other benefit in connection with the Option (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally due by the Participant is and remains the Participant’s responsibility and that the Company: (i) makes no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Option, including the grant of the Option, the vesting of the Option, and the exercise of the Option; and (ii) does not commit to structure the terms of the Option or any aspect of the Option to reduce or eliminate the Participant’s liability for Tax-Related Items.
(b)    As a condition of settling the Option following the date of exercise, the Company shall be entitled to withhold and the Participant agrees to pay, or make adequate arrangements satisfactory to the Company to satisfy, all obligations of the Company to account to HM Revenue & Customs (“HMRC”) for any Tax-Related Items. In this regard, the Participant authorizes the Company to withhold all applicable Tax-Related Items legally payable by the Participant from any wages or other cash compensation paid to the Participant by the Company. Alternatively, or in addition, if permissible under local law, the Participant authorizes the Company, at its discretion and pursuant to such procedures as it may specify from time to time, to satisfy the obligations with regard to all Tax-Related Items legally payable by the Participant by one or a combination of the following: (i)

withholding otherwise deliverable Shares; (ii) arranging for the sale of Shares otherwise deliverable to the Participant (on the Participant’s behalf and at the Participant’s direction pursuant to this authorization); or (iii) withholding from the proceeds of the sale of any Shares acquired upon the exercise of the Option. If the obligation for Tax-Related Items is satisfied by withholding a number of whole Shares as described herein, the Participant shall be deemed to have been issued the full number of whole Shares issued in exercise of the Option, notwithstanding that a number of Shares are held back solely for the purpose of paying the Tax-Related Items due as a result of any aspect of the Option. If, by the date on which the event giving rise to the Tax-Related Items occurs (the “Chargeable Event”), the Participant has relocated to a country other than the United Kingdom, the Participant acknowledges that the Company may be required to withhold or account for Tax-Related Items in more than one country, including the United Kingdom. The Participant also agrees that the Company may determine the amount of Tax-Related Items to be withheld and accounted for by reference to the maximum applicable rates, without prejudice to any right which the Participant may have to recover any overpayment from the relevant tax authorities.
(c)    The Participant shall pay to the Company any amount of Tax-Related Items that the Company may be required to account to HMRC with respect to the Chargeable Event that cannot be satisfied by the means previously described. If payment or withholding is not made within 90 days after the end of the UK tax year in which the Chargeable Event occurs or such other period specified in section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003 (the “Due Date”), The Participant agrees that the amount of any uncollected Tax-Related Items shall (assuming the Participant are not a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities and Exchange Act of 1934, as amended), constitute a loan owed by the Participant to the Company, effective on the Due Date. The Participant agrees that the loan will bear interest at the then-current HMRC Official Rate and it will be immediately due and repayable, and the Company may recover it at any time thereafter by any of the means referred to above. If any of the foregoing methods of collection are not allowed under Applicable Laws or if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items as described in this section, the Company may refuse to deliver any Shares otherwise payable in exercise of the Option.
2.    Exclusion of Claim. The Participant acknowledges and agrees that the Participant will have no entitlement to compensation or damages in consequence of the termination of the Participant’s employment with the Company for any reason whatsoever and whether or not in breach of contract, insofar as such entitlement arises or may arise from the Participant’s ceasing to have rights under or to be entitled to exercise the Option as a result of such termination, or from the loss or diminution in value of the Option. Upon the grant of the Option, the Participant shall be deemed to have irrevocably waived any such entitlement.
* * * * *